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                                                                      Exhibit 23
                                                                      ----------

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fleet Financial Group, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 33-1899, 33-11186, 33-64462, 333-00297, 333-07329, 333-09041,
333-12851, 333-18999, 333-24199, 333-41589 and 333-71867) on
Form S-8, and the registration statements (Nos. 333-13697, 333-47125, 333-47125-01, 333-47125-02 and 333-67383) on Form S-3 of BankBoston Corporation
of our report dated January 20, 1999, with respect to the consolidated balance sheets of Fleet Financial Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the Form 8-K of BankBoston Corporation dated April 2, 1999.


                                          /s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
April 2, 1999